Exhibit 3.01

BY-LAWS OF
TOLL BROTHERS, INC.
As Amended and Restated June 13, 2023
ARTICLE I — OFFICES
    Section 1-1. Registered Office and Registered Agent. The Corporation shall maintain a registered office and registered agent within the State of Delaware, which may be changed by the Board of Directors from time to time.
    Section 1-2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine.
ARTICLE II — STOCKHOLDERS’ MEETINGS
    Section 2-1. Place of Stockholders’ Meetings. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the Delaware General Corporation Law, as amended (the “DGCL”).
    Section 2-2. Annual Meeting. A meeting of the stockholders of the Corporation shall be held in each calendar year at a date, time and place fixed by the Board of Directors. At each annual meeting of stockholders, the stockholders will elect directors and transact such other business as may properly be brought before the meeting. The Board of Directors or the chair of the meeting may adjourn, recess, reschedule, postpone or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
    Section 2-3. Special Meetings. Except as otherwise specifically provided by law, special meetings of the stockholders may be called at any time:
    (a) By a majority of the Directors then in office; or
    (b) By the Chief Executive Officer of the Corporation.
    Section 2-4. Notice of Meetings and Adjourned Meetings. Written notice stating the place, date and time of any meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law. If mailed, notice is given when deposited in the United States Mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. If notice is given by electronic transmission, notice is given in accordance with and at the times provided in Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”) (or any provisions adopted in substitution or replacement thereof).

    When a meeting is adjourned to another time or place (including due to a technical failure to convene or continue the meeting by remote communication), notice need not be given of the adjourned meeting if the date, time and place thereof (and, to the extent applicable, the means of remote communication for the meeting) are announced at the meeting at which the adjournment is taken, displayed during the time scheduled for the meeting on the electronic network used for the virtual meeting, or set forth in the notice of the meeting. If the adjournment is for more than thirty (30) days after the date for which the meeting was originally noticed, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
    To the extent permitted by law, notice shall be deemed to be given to all stockholders having the same address if given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any rules adopted in substitution or replacement thereof).
    Section 2-5. Quorum. The presence, in person (including by means of remote communication as provided by the DGCL) or by proxy, at a meeting of stockholders of the holders of a majority of the voting power shall constitute a quorum, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the voting power of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because of the absence of a quorum, the chair of the meeting may, except as otherwise provided by law, adjourn the meeting to such time and place he or she may determine.
    Section 2-6. Voting List; Proxies; and Voting. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be produced and made available for examination at the times and at the places or in the manner required by law.
    Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy. Each proxy shall be authorized in writing, or by a transmission permitted by law, and shall be filed with the Secretary of the Corporation not later than the call to order of the meeting at which the proxy is to be exercised or with the inspector of election or the person presiding at the meeting not later than the closing of the polls on the matter on which the proxy is to be exercised. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date no later than the time designated in the order of business for so delivering such proxies. In the event the Corporation receives proxies for disqualified or withdrawn nominees for the Board of Directors, such votes for disqualified or withdrawn nominees in the proxies will be treated as abstentions.
    Except as otherwise specifically provided by law, the Certificate of Incorporation or these by-laws, all matters coming before the meeting other than election of Directors shall be determined by a majority of the votes cast. Any election of Directors that is not a contested election shall be determined by a majority of the votes cast. For purposes of this paragraph, a “majority of the votes cast” shall mean that the number of votes cast “for” a nominee or matter must exceed the number of votes cast “against” that nominee or matter (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that nominee or matter). Any contested election of Directors shall be determined by a plurality of the votes cast. An election shall be deemed contested if the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements set forth Section 2-8 of these by-laws and such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day before the Corporation first mails its notice of meeting for such meeting to the stockholders. Any incumbent Director who fails to receive a majority of the votes cast in an election that is not a contested election shall offer to resign from the Board of Directors promptly after the certification by the Corporation of the election results. A nominating and corporate governance committee (the “Nominating Committee”) established in accordance with Section 3-8(b)(v) of these by-laws shall consider the resignation offer and make a recommendation to the Board of Directors as to whether to either (i) accept the offer of resignation or (ii) reject the offer and seek to address the underlying cause or causes of the “against” votes. The Board of Directors shall take formal action on the nominating and corporate governance committee’s recommendation within ninety (90) days from the date of the certification of the election results and cause the Company to publicly disclose its decision and the rationale behind its decision promptly thereafter. Any Director who offers to resign as a result of a failure to receive the majority vote required for re-election shall not participate in the Nominating Committee’s or the Board of Director’s deliberations or vote on whether to accept or reject his or her resignation offer. Except as otherwise specifically provided by law, the Certificate of Incorporation or these by-laws, all other votes may be taken by voice unless a stockholder demands that it be taken by ballot, in which latter event the vote shall be taken by written ballot.
    Section 2-7. Stockholders’ Action by Written Consent. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, bearing the date of signature of each stockholder signing the consent, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (which delivery shall be by hand or by certified or registered mail, return receipt requested) within any time period required by law to the Corporation’s registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  However, if such a consent to elect Directors is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which Directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.
    Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided by law.
    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (including by electronic transmission as permitted by law), the Board of Directors may fix a record date as provided by law. Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this paragraph) within a reasonable amount of time following receipt of such request. If no record date has been fixed by the Board of Directors within a reasonable amount of time following receipt of such request, the record date for determining stockholders entitled to consent to corporate action without a meeting, provided no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
    Section 2-8. Notice of Nominations of Directors and Stockholder Business at Annual Meeting of Stockholders. (a) Nominations for the election of Directors and proposals of any business to be considered at an annual meeting of stockholders may only be made (i) by or at the direction of the Board of Directors or by a committee appointed by the Board of Directors with authority to do so, or (ii) by any stockholder of record of the Corporation who is entitled to vote at the annual meeting and who was a stockholder of record (1) at the time of the giving of notice required by Section 2-8(b), (2) on the record date for determination of the stockholders entitled to vote at the meeting, and (3) at the time of the meeting. With respect to any Director nomination or business proposed by a stockholder, all of the procedures and qualifications set forth in this Section 2-8 must be adhered to, and this Section 2-8 shall be the exclusive means to make a nomination or to propose business before an annual meeting of stockholders. Any stockholder directly or indirectly soliciting proxies from other stockholders in respect of any nomination or other business must use a proxy card color other than white, which is reserved for the exclusive use by the Board of Directors.
    (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (ii) of paragraph (a) of this Section 2-8, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation; and (ii) any such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation addressed to the attention of the Secretary of the Corporation not less than forty-five (45) days or more than seventy-five (75) days prior to the first anniversary (the “Anniversary”) of the notice date set forth on the Corporation’s proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which public disclosure of the meeting date is first made (which shall include disclosure of the meeting date given to a national securities exchange or the National Association of Securities Dealers).
(c) As to any stockholder’s nomination of a person to be elected to the Board, except to the extent prohibited by applicable law or regulation, the stockholder’s notice referred to in paragraph (b) above must include all of the information set forth below:
(i)    the name, age, business address and place of residence of the proposed nominee;
(ii)    a complete and accurate biography and statement of the proposed nominee’s qualifications, including the principal occupation or employment of such person at present and for at least the past five (5) years;
(iii)    the information specified in Section 2-8(e)(iii) through (xv) of these by-laws for the proposed nominee (treating the proposed nominee as a “Holder” for these purposes) and for any member of the immediate family of such nominee, or any affiliate or associate of such person (for all purposes of this Section 2-8, the terms “affiliate” and “associate” shall be as defined in Rule 12b-2 of the Exchange Act, and the term “immediate family member” shall be defined as in Rule 404 of Regulation S-K), or any person acting in concert therewith;
(iv)    a complete and accurate description of all direct and indirect compensation and other monetary or non-monetary agreements, arrangements and understandings (whether written or oral) presently or during the past three (3) years, and any other material relationships, between or among the proposed nominee, on the one hand, and the Holder and any Interested Person (as such terms are defined below), or any other person or persons (naming such person or persons), on the other hand, pursuant to which the nomination or nominations are to be made (including the names of such persons and all biographical and related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Rule 404 promulgated under Regulation S-K under the Securities Act of 1933 (the “Securities Act”) (or any successor provision) if any such person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant);
(v)    a complete and accurate questionnaire, representation and agreement as referenced in Section 2-8(f), which shall be in the form provided by the Corporation pursuant to Section 2-8(f) and which shall be signed by each proposed nominee; and
(vi)    such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Exchange Act had the nominee been nominated, or intended to be nominated, by the Board of Directors.
(d) As to any business that the stockholder proposes to bring before an annual meeting other than a nomination of a person for election to the Board of Directors, the stockholder’s notice referred to in paragraph (b) above must include the information set forth below:
(i)    a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration),

and the reason or reasons for conducting such business at the annual meeting of stockholders; and
(ii)    a description of any interest (other than an interest solely as a stockholder) that the Holder or any Interested Person (as such terms are defined below) has in the business being proposed.
(e) As to any nomination of a person for election to the Board of Directors or the proposal of any business to be considered by the stockholders, except to the extent prohibited by applicable law or regulations, the stockholder’s notice referred to in paragraph (b) above must also include the following information:
(i)    the name and address of the stockholder of record who intends to make the nomination or propose business (the “Proposing Stockholder”) as they appear on the Corporation’s books;
(ii)     the name and address of the beneficial owner of any of the shares owned of record by the Proposing Stockholder, if different than the Proposing Stockholder, on whose behalf the nomination or proposal is being made (the “Beneficial Holder” and together with the Proposing Stockholder, the “Holders”);
(iii)     the name and address of any person acting in concert with a Holder, including any person controlling, controlled by or under common control with a Holder, any of their respective affiliates and associates, and their respective immediate family members (each such person, an “Interested Person”);
(iv)    the number of shares of each class and series of stock of the Corporation which are, directly or indirectly, owned of record or beneficially by each Holder and any Interested Person, and the number of shares that have been held by each Holder or Interested Person, if any, for more than one (1) year;
(v)    descriptions of all profit interests, options, warrants, convertible securities, stock appreciation rights, and other contractual rights that entitle the holder to acquire shares of stock of the Corporation of any class, or that have a value derived in whole or in part from the value of any class of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying shares of stock of the Corporation, in cash or in other property (each, a “Derivative Instrument”), which are directly or indirectly owned or held, including beneficially, by each Holder or Interested Person, if any, and any other direct or indirect opportunity for such stockholder, or beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of shares of stock or any other security of the Corporation;
(vi)    a description of any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder or Interested Person, if any, has a right to vote or has granted a right to vote any shares of stock or any other security of the Corporation;
(vii)    a description of any Short Interest in any security of the Corporation held by each Holder and each Interested Person, if any, presently or within the last twelve (12) months (for purposes of these by-laws, a person or entity shall be deemed to have a “Short Interest” in a security if such person or entity directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);
(viii)    a description of any rights held by each Holder and each Interested Person, if any, to receive dividends or payments in lieu of dividends on shares of stock or other securities of the Corporation that are separated or separable from the underlying shares of stock or other security of the Corporation;
(ix)    a description of any proportionate interest in shares of stock or other securities of the Corporation or Derivative Instruments held by each Holder and each Interested Person, if any, or held directly or indirectly by a partnership or other entity in which any Holder or Interested Person, if any, or an affiliate of such Holder or Interested Person, is a partner or manager or has another form of equity ownership;
(x)    a description of any performance-related fees (other than an asset-based fee) that each Holder and each Interested Person, if any, or an affiliate of such Holder or Interested Person, is or may be entitled to based on any increase or decrease in the value of shares of stock or other securities of the Corporation or Derivative Instruments;
(xi)    a description of any agreement, arrangement or understanding between or among each Holder or Interested Person, if any, on the one hand, and any person acting in concert with any such person, on the other hand, with the intent to, or the effect of which may be to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any shares of stock or any other security of the Corporation or to increase or decrease the voting power of any such person with respect to any shares of stock or any other security of the Corporation;
(xii)    a description of any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and each Interested Person, if any, in the outcome of any (1) vote to be taken at any annual or special meeting of stockholders of the Corporation, (2) action taken or proposed to be taken by written consent, or (3) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these by-laws;
(xiii)    a description of any direct or indirect legal, economic or financial interest (including Short Interest) in any principal competitor of the Corporation held by each Holder and each Interested Person, if any;
(xiv)    a description of any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which any Holder or Interested Person, if any, is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any affiliate of the Corporation, or any officer, director or employee of such affiliate;
(xv)    any other information relating to each Holder and each Interested Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act; and

(xvi)    in the case of a nomination for a person to be elected to the Board of Directors, a complete and accurate representation and agreement as referenced in Section 2-8(f), which shall be in the form provided by the Corporation pursuant to Section 2-8(f) and which shall be signed by each Holder and any applicable Interested Person.
(f) Submission of Questionnaire, Representation and Agreement. Prior to submitting a stockholder’s notice pursuant to paragraph (a)(ii) of this Section 2-8 as to the nomination of one or more persons for election to the Board of Directors, a Proposing Stockholder shall request in writing from the Secretary of the Corporation at its principal place of business the form of the questionnaire, representation and agreement described in this paragraph, and the Secretary shall provide such forms to the Proposing Stockholder within ten (10) days after receiving such request. Except to the extent prohibited by law or regulation, the stockholder’s notice referenced in paragraph (a)(ii) of this Section 2-8, must include:
(i)     a completed questionnaire signed by each proposed nominee regarding the background and qualifications of such proposed nominee; and
(ii)    a written agreement signed by, as applicable, each proposed nominee, each Holder and any other person on whose behalf the nomination is being made containing representations and agreements that:
(1) such person will update and supplement the information submitted or required to be submitted pursuant to this Section 2-8 so that such information is true and correct (A) as of the record date for determining the stockholders entitled to notice of such meeting and (B) as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary of the Corporation not later than five (5) days after the later of the record date and the date a public announcement of the record date is first made (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than seven (7) business days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof); provided, that no update or supplement made pursuant to this paragraph may include any new nominee who was not named in the original stockholder notice or be deemed to cure any defects or limit the remedies available to the Corporation relating to any defect;
(2) such person will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made therein, in light of all the circumstances under which they were made, not misleading;
(3) such person will comply with all applicable law, rules and regulations in connection with the nomination, solicitation and election of the proposed nominee, as applicable (including Rules 14-6 and 14a-19 under the Exchange Act), and, to the extent requested by the Corporation, provide reasonable evidence that it has complied with such law, rules and regulations;

(4) whether such person is, or intends to become, part of a group (providing the name and address of each participant (as defined in Item 4 of Schedule 14A of the Exchange Act)) that intends (I) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, (II) otherwise to solicit proxies from stockholders in support of such proposal or nomination and/or (III) to solicit proxies in support of each proposed nominee in accordance with Rule 14a-19 under the Exchange Act;
(5) such person will provide the names and addresses of other stockholders (including beneficial owners) known by such person to support such nomination or nominations, and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s);
(6) the proposed nominee will, at the reasonable request of the Nominating Committee and in its sole discretion, meet with the Nominating Committee to discuss matters relating to the nomination of such proposed nominee, including the information provided by the proposed nominee to the Corporation in connection with his or her nomination and such proposed nominee’s eligibility to serve as a member of the Board of Directors;
(7) the proposed nominee (I) will serve as a Director for the entire term for which he or she is standing for election if nominated by the Board of Directors and elected by stockholders, (II) consents to the running of a background check in accordance with the Corporation’s policy for prospective Directors and will provide any information reasonably requested by the Corporation (as determined by the Corporation in its sole discretion), (III) consents to being named in a proxy statement and/or form of proxy and associated proxy card, and (IV) has read the Corporation’s Corporate Governance Guidelines, Code of Ethics for Members of the Board of Directors and Insider Trading Policy, along with any other Corporation policies and guidelines applicable to Directors, in each case as in effect from time to time (including, but not limited to, any provision therein requiring a director to offer to resign in specified circumstances), and agrees, if elected, to adhere to such policies and guidelines, and any other policy, guideline, rule, regulation or standard of conduct applicable to Directors (including with respect to confidentiality);
(8) the proposed nominee is not and will not become a party to (I) any compensatory, payment or other financial agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation in connection with the service or action as a Director of the Corporation that has not been disclosed to the Corporation, (II) any agreement, arrangement or understanding (whether written or oral), and has not given any commitment or assurance to, any person or entity as to how the proposed nominee would, if elected as a Director of the Corporation, act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (III) any Voting Commitment that could reasonably be expected to limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law;

(9) the proposed nominee’s candidacy or, if elected, membership on the Board of Directors, would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded and
(10) if such person no longer intends to solicit proxies, such person shall inform the Corporation of this change by delivering a writing to the Secretary of the Corporation no later than two (2) business days after the occurrence of such change.
(g) The Corporation may also, as a condition to any such nomination or business being deemed properly brought before a stockholder’s meeting, require any proposed nominee, any Holder, or any other person on whose behalf the nomination is being made to deliver to the Secretary, within five (5) business days of any such request, such other information (i) as may be material to a reasonable stockholder’s understanding of the qualifications, fitness and/or independence of the proposed nominee to serve on the Board of Directors, or as may reasonable be required by the Corporation to verify the Holder is a stockholder of record as required under these by-laws, or (ii) that, in the Corporation’s sole discretion, is reasonably required to determine whether the proposed nominee would qualify as an “independent director,” an “audit committee financial expert,” any other kind of expert, or is qualified to serve on any committee of the Board of Directors under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation.
(h) Except as otherwise required by law, the Certificate of Incorporation or these by-laws, if the Board of Directors determines that any requirement under these by-laws (including compliance with any representation or agreement required under the by-laws) or any other applicable legal requirement has not been satisfied as to any business proposed to be brought before, or any nomination proposed to be considered at, a meeting of stockholders, then the Board of Directors may elect to (i) waive such deficiency with respect to such proposed nomination or business, (ii) notify the stockholder of, and provide the stockholder with an opportunity to cure, such deficiency, or (iii) disregard such nomination or decline to allow the proposed nomination or business to be transacted at the meeting, even if the Corporation has received proxies or votes in respect of these matters (which proxies and votes shall also be disregarded). Regardless of whether the Board of Directors has made such a determination with respect to a particular proposed nomination or business, except as otherwise provided by law, the Certificate of Incorporation or these by-laws, the chair of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these by-laws (including whether a Holder solicited or did not solicit, as the case may be, proxies in support of a proposed nominee or proposal in compliance with such Holder’s representation and agreement contained in Section 2-8(f)(ii)(4), whether the Holder has met the requirements of Rule 14a-19(a) under the Exchange Act, and whether the Holder provided the supplemental information required by Section 2-8(f)(ii)(1)) and (ii) if any proposed nomination or business was not made or proposed in compliance with these by-laws (including compliance with any agreement or representation required under these by-laws), to declare that such nomination shall be disregarded or such proposed business shall not be transacted, even if the Corporation has received proxies or votes in respect of those matters (which proxies and votes shall also be disregarded). Notwithstanding the foregoing provisions of this Section 2-8, unless otherwise required by law, if the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the annual meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, even if the Corporation has received proxies or votes in respect of such matters (which proxies and votes shall also be disregarded). For purposes of these by-laws, to be considered a qualified representative of a Holder, a person must be a duly authorized officer, manager or partner of such Holder, or must be authorized by a writing executed by such Holder or an electronic transmission delivered by such Holder to the Secretary of the Corporation to act for such Holder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(i) Notwithstanding the foregoing provisions of this Section 2-8, a stockholder shall also comply with all other applicable legal requirements (including the Exchange Act and the rules and regulations thereunder) with respect to the matters set forth in this Section 2-8 of these by-laws. Unless otherwise required by law, if any stockholder or its affiliates or associates provides notice pursuant to Rule 14a-19(b) of the Exchange Act with respect to any proposed nominee and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence (as determined by the Corporation in its sole discretion) sufficient to satisfy the Corporation that such stockholder or its applicable affiliate has met the requirements of Rule 14a-19(a)(3) under the Exchange Act, then the nomination of each such proposed nominee shall be disregarded, even if the Corporation has received proxies or votes in respect of such proposed nominee (which proxies and votes shall also be disregarded). If any stockholder or its affiliate or associate provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder or affiliate or associate shall deliver to the Corporation, no later than 5 business days prior to the applicable meeting, a written certification (and upon request by the Corporation, reasonable evidence as determined by the Corporation in its sole discretion) that it has met the requirements of Rule 14a-19 under the Exchange Act, including solicitation of proxies from holders of the Corporation’s outstanding stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of Directors and included a statement to that effect in its proxy statement and/or the form of proxy. Nothing in this Section 2-8 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act (or any successor rule) or (ii) of the holders of any series of preferred stock to elect directors pursuant to applicable provisions, if any, in the Certificate of Incorporation.
(j) Notwithstanding anything in these by-laws to the contrary, in the event that the size of the Board of Directors or the number of Directors to be elected to the Board of Directors is increased and there is no public disclosure made by the Corporation at least fifty-five (55) days prior to the Anniversary naming all of the nominees for Director or specifying the size of the increased Board of Directors, the stockholder’s notice required by Section 2-8 of these by-laws shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public disclosure is first made by the Corporation. The number of nominees a Holder may nominate for election at an annual meeting shall not exceed the number of Directors to be elected at such meeting.
    Section 2-9. Conduct of Business at Annual Meeting of Stockholders. (a) The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate, including such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present, including regulation of the manner of voting and the conduct of discussion; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. The chair of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and if the chair has made such a determination, the chair shall so declare to the meeting and any such matter or business not properly brought the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chair of the meeting shall have the power, right and authority, for any reason, to adjourn, recess, reschedule, postpone or reconvene any meeting of stockholders.
    Section 2-10. Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the Corporation who is a stockholder of record (1) at the time of the giving of notice provided for in this paragraph, (2) on the record date for determination of the stockholders entitled to vote at the meeting, and (3) at the time of the meeting, and who is entitled to vote at the meeting and who has otherwise complied with all of the information requirements and other procedures set forth in Section 2-8 of these by-laws. Any such nomination by a stockholder of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if the stockholder’s notice required by Section 2-8 of these by-laws shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors, or (ii) by a stockholder in accordance with the provisions set forth herein.
    Section 2-11. Inspectors of Elections. In advance of any meeting of stockholders of the Corporation, the Corporation shall appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If an inspector or alternate is not appointed, or, if appointed, is not able, to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.
ARTICLE III — BOARD OF DIRECTORS
    Section 3-1. Number. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. The number of members of the Board of Directors shall be the number of Directors serving at the time of adoption of this Section 3-1 or such other number as may thereafter from time to time be determined by the Board of Directors. At each annual meeting of stockholders, (1) the successors of the Directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election, with each Director to hold office until his or her successor shall have been duly elected and qualified, and (2) if authorized by resolution of the Board of Directors, Directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.
    Section 3-2. Place of Meeting. Meetings of the Board of Directors may be held at such place either within or without the State of Delaware, as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.
    Section 3-3. Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of stockholders, at the place where such meeting of the stockholders is held or at such other place, date and time as a majority of Directors then in office may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix, by resolution, the place, date and time of other regular meetings of the Board.
    Section 3-4. Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by the Chief Executive Officer, by a majority of the members of the executive committee, if any, or by a majority of the Directors then in office.
    Section 3-5. Notices of Meetings of Board of Directors.
    (a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same be held at other than the time or place for holding such meetings as fixed in accordance with Section 3-3 of these by-laws, in which event one (1) day’s notice shall be given of the time and place of such meeting.
    (b) Special Meetings. At least one (1) day’s notice of the time, date and place for which any special meeting of the Board of Directors is to be held shall be given to each Director that has not waived notice by mailing written notice or by electronic transmission of the same. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. In any case where only one day’s notice is being given, notice must be given at least twenty-four (24) hours in advance.
    Section 3-6. Quorum. To the extent permitted by law, a majority of the Directors then in office shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If there be less than a quorum present, a majority of those present may adjourn the meeting from time to time and place to place without further notice or waiver thereof.
    Section 3-7. Board of Director Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
    Section 3-8. Powers.

    (a) General Powers. The Board of Directors shall have all powers necessary or appropriate to the management of the business and affairs of the Corporation, and, in addition to the power and authority conferred by these by-laws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these by-laws or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.
    (b) Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Certificate of Incorporation and by-laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:
(i)     To confer upon any officer or officers of the Corporation the power to choose, remove or suspend assistant officers or agents.
(ii)    To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.
(iii)    To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.
(iv)    By resolution adopted by a majority of the Directors then in office, to designate one (1) or more of its number to constitute an executive committee which, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed.
(v)    By resolution passed by a majority of the Directors then in office, the Board of Directors may designate one (1) or more additional committees, each to consist of one (1) or more Directors, to have such duties, powers and authority as the Board of Directors shall lawfully delegate.
(vi)    To fix the place, time and purpose of meetings of stockholders.
(vii)    To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such prices, on such terms and conditions and for such consideration as it shall from time to time see fit, and, at its discretion, to pay for any property, rights or privileges acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.
(viii)    To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.
(ix)    To appoint and remove or suspend such subordinate officers or agents, permanently or temporarily, as it may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as it thinks fit.

(x)    To determine who shall be authorized on the Corporation’s behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.
    Section 3-9. Committees. All committees of the Board of Directors, including the executive committee, shall have the authority to adopt their own rules of procedure. Absent the adoption of specific procedures, the procedures applicable to the Board of Directors shall also apply to committees thereof. Adequate provision shall be made for notice to members of all meetings; a majority of the members of a committee shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event all members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.
    Section 3-10. Compensation of Directors. Compensation of Directors and reimbursement of their expenses incurred in connection with the business of the Corporation, if any, shall be as determined from time to time by resolution of the Board of Directors.
    Section 3-11. Removal of Directors by Stockholders. The entire Board of Directors or any individual Director may be removed from office, with or without cause, and only by the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class. In case the entire Board of Directors be so removed, new Directors may be elected at such time.
    Section 3-12. Resignations. Any Director may resign at any time by submitting notice in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.
    Section 3-13. Vacancies. Subject to the rights of the holders of any series of preferred stock then outstanding and except as provided in Section 3-11 of these by-laws, vacancies (whether created by removal, resignation, death or otherwise) and newly created directorships resulting from any increase in the authorized number of Directors by the Board of Directors shall be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director (and not by stockholders), and each person so elected shall be a Director for a term expiring at the annual meeting of stockholders at which the time of office of the class to which they have been elected expires or until his successor is elected and qualified or until his earlier resignation or removal. No decrease in the number of authorized Directors shall shorten the term of any incumbent Director.
    Section 3-14. Participation by Conference Telephone or Other Means. Directors may participate in regular or special meetings of the Board or a committee designated by the Board of Directors on which they serve by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by law, and such participation shall constitute presence in person at the meeting.
ARTICLE IV — OFFICERS
    Section 4-1. Election and Office. The Corporation’s principal officers shall consist of a Chair of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer, all of whom shall be elected, and may be removed, by the Board of Directors. The Board of Directors may elect or remove, and, in addition, hereby delegates authority to the Chair of the Board or the Chief Executive Officer to elect or remove, such additional officers, including Vice Presidents, as may be deemed desirable, including one or more assistant and honorary officers. Any number of offices may be held by the same person.
    Section 4-2. Term. The Chair of the Board, the President, the Secretary and the Treasurer shall each serve for a term of one year and until their respective successors are chosen and qualified, unless they resign or are removed from office by the Board of Directors during their respective tenures. The term of office of any other officer shall be as specified by the Board of Directors or, if elected by the Chair of the Board, the Chief Executive Officer or the President, by the electing officer, subject to removal pursuant to Section 4-1 of these by-laws.
    Section 4-3. Powers and Duties of the Chair of the Board. Unless otherwise determined by the Board of Directors, the Chair of the Board shall have the usual duties of such an officer. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware, the Certificate of Incorporation, these by-laws, and the actions of the Board of Directors, the Chair of the Board shall preside at all meetings of the stockholders at which he or she shall be present, and shall preside at all meetings of the Board of Directors at which he or she shall be present. The Chair shall also do and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.
    Section 4-4. Powers and Duties of the Chief Executive Officer. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have general supervision over and direction of the affairs of the Corporation. In the exercise of these duties, the Chief Executive Officer may appoint, suspend and discharge employees and agents. In addition, he or she shall perform the duties of the Chair of the Board when the Chair is unable to do so and shall preside at all meetings of the Board of Directors in the absence of the Chair of the Board. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised. He or she also shall have such other powers and perform such other duties as shall be designated by the Board of Directors.
    Section 4-5. Powers and Duties of the President. The President shall have such powers and perform such duties as shall be designated by the Board of Directors or the Chief Executive Officer.
    Section 4-6. Powers and Duties of Vice Presidents. Each Vice President shall have such powers and perform such duties as shall be designated by the Board of Directors or, if elected by the Chair of the Board, the Chief Executive Officer or the President, by the electing officer. Vice Presidents may be designated as having responsibility for a specific aspect of the Corporation’s affairs.
    Section 4-7. Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall record all proceedings of the meetings of the Corporation, the Board of Directors and all committees, in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Corporation. The Secretary shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. The Secretary shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors.

    Section 4-8. Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his or her hands. When necessary or proper, unless otherwise ordered by the Board of Directors, the Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. The Treasurer shall enter regularly, in books of the Corporation to be kept by him or her for that purpose, a full and accurate account of all moneys received and paid by him or her on account of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the financial condition of the Corporation. The Treasurer shall at all reasonable times exhibit his or her books and accounts to any Director of the Corporation, upon application at the office of the Corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors. The Treasurer shall give such bond, if any, for the faithful performance of his or her duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.
    Section 4-9. Delegation of Office. Notwithstanding any provision hereof, the Board of Directors may delegate the powers or duties of any officer of the Corporation to any other officer or to any Director from time to time.
    Section 4-10. Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring for whatever reason.
    Section 4-11. Resignations. Any officer may resign at any time by submitting his or her written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.
ARTICLE V — CAPITAL STOCK
    Section 5-1. Shares Represented by Certificates and Uncertificated Shares. The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors of the Corporation adopts a resolution permitting shares to be uncertificated.
Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to retain or obtain a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by, (a) the Chair of the Board of Directors, or the President or a Vice President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the Corporation. Any or all signatures on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
    Section 5-2. Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
    Section 5-3. Transfer of Shares. (a) Shares of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of shares shall be made on the books of the Corporation, and in the case of certificated shares, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
    Section 5-4. Lost, Stolen or Destroyed Share Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the alleged lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond or other instrument acceptable to the Corporation sufficient to indemnify it against any claim that may be made against it on account of the alleged lost, stolen or destroyed certificate or the issuance of such new certificate or uncertificated shares.
ARTICLE VI — NOTICES
    Section 6-1. Contents of Notice. Whenever any notice of a meeting of stockholders is required to be given pursuant to these by-laws or the Certificate of Incorporation or otherwise, the notice shall specify the place, day and time of the meeting, and, in the case of a special meeting or where otherwise required by law, the purpose of the meeting.

    Section 6-2. Method of Notice. All notices shall be given to each person entitled thereto by any means at the time permitted by applicable law. If the notice to stockholders is sent by mail, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner in which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided by law, including pursuant to Section 232 of the DGCL or any successor provision thereto.
    Section 6-3. Waiver of Notice. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or by-laws of the Corporation, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice or waiver by electronic transmission unless so required by the Certificate of Incorporation.
    Section 6-4. Computing Time Periods. In computing the number of days for purposes of these by-laws, all days shall be counted, including Saturdays, Sundays and any holiday on which national banks are or may elect to be closed (“Holiday”); provided that in computing business days, Saturdays, Sundays and Holidays shall be excluded. In applying any provision of these by-laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, unless these by-laws provide otherwise, calendar days shall be used, and in all cases the day of the doing of the act shall be excluded, and the day of the event shall be included.
ARTICLE VII — INDEMNIFICATION OF
DIRECTORS AND OFFICERS AND OTHER PERSONS
    Section 7-1. Indemnification. Subject to provisions in the Certificate of Incorporation, the Corporation shall indemnify and hold harmless any Director, officer or employee of the Corporation to the fullest extent permitted by law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against expenses (including legal fees), judgments, losses, liability, fines and amounts paid in settlement, actually and reasonably incurred or suffered by him or her, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), brought or threatened to be brought against him or her by reason of the fact that he or she is or was a Director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or trustee or in any other capacity while serving as a director, officer, employee or trustee; provided, however, that except as provided the Certification of Incorporation of the Corporation with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the

Corporation. In addition to the foregoing, the Corporation may provide indemnification under this Section 7-1 for any indemnitee in those instances in which such indemnification, although greater in scope or degree than that expressly provided by law, is deemed to be in the best interest of the Corporation, by (a) a majority of disinterested Directors even though less than a quorum (which may consist of only one Director if there is only one disinterested Director), (b) by a committee of disinterested Directors designated by a majority of disinterested Directors, even though less than a quorum, or (c) if there are no disinterested Directors, or if such disinterested Directors so direct, by independent legal counsel in a written opinion.
    Section 7-2. Advances. In addition to the right to indemnification conferred in Section 7-1 of this Article VII, an indemnitee shall also have the right to be paid by the Corporation the expenses incurred (including attorney’s fees) in connection with any proceeding in advance of the final disposition of the proceeding (hereinafter an “advancement of expenses”); provided, however, that, if required by law, any advancement of expenses incurred by an indemnitee solely in his capacity as a director, officer or employee shall only be made upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”) by or on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified by the Corporation as provided in this Article or authorized by law. No such undertaking is required in connection with the advancement of expenses incurred by an indemnitee acting in any other capacity in which service is or was rendered by such indemnitee, including, without limitation, service to an employee benefit plan. The financial ability of any such person to make such repayment shall not be considered in the making of an advance.
    Section 7-3. Independent Legal Counsel. Independent legal counsel may be appointed by the Board of Directors, even if a quorum of disinterested Directors is not available, or by a person designated by the Board of Directors. If independent legal counsel, so appointed, shall determine in a written opinion that indemnification is proper under this Article, indemnification shall be made without further action of the Board of Directors.
    Section 7-4. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under law.
    Section 7-5. Nature of Rights. The provisions of this Article VII shall be contract rights, may only be amended, altered or repealed as to any Director or officer with that person’s consent (as further provided in Section 7-6), and shall be applicable to all actions, suits or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior or subsequent to such adoption and shall continue as to a person who has ceased to be a Director, officer or employee, or to render services for or at the request of the Corporation or, as the case may be, its parent or subsidiaries and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification and advancement provided for herein shall not be deemed exclusive of any other rights to which any Director, officer or employee of the Corporation may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, these by-laws, agreement, vote of stockholders or Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office or position.

    Section 7-6. Amendment of this Article VII. The provisions of this Article VII relating to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of its current and former Directors and officers that may only be modified as to any current or former Director or officer with that person’s consent or as specifically provided in this Section. Notwithstanding any other provision of these by-laws relating to their amendment generally, any amendment, alteration or repeal of this Article VII that adversely affects any right of any current or former Director or officer or his or her successors to indemnification or to the advancement of expenses hereunder shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal. Notwithstanding any other provision of these by-laws, no repeal or amendment of these by-laws shall affect any or all of this Article VII so as to limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the Directors of the Corporation then serving, or (b) the affirmative vote of stockholders entitled to cast not less than 66 2/3% of the votes that all stockholders are entitled to cast in the election of Directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.
ARTICLE VIII — SEAL
    The form of the seal of the Corporation, called the corporate seal of the Corporation, shall be as impressed adjacent hereto.
ARTICLE IX — FISCAL YEAR
    The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the Chief Executive Officer shall fix the fiscal year.
ARTICLE X — AMENDMENTS
    Subject to Section 7-6 of these by-laws, the Board of Directors may make, alter, amend or repeal these by-laws, pursuant to the power conferred by the Certificate of Incorporation. Any by-laws which the Directors make under the power conferred by the Certificate of Incorporation may not be altered, amended or repealed, nor may any provisions inconsistent therewith, be adopted by the stockholders, without the affirmative vote of the holders of at least 66 2/3% of the voting power of the voting stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.
ARTICLE XI — INTERPRETATION OF BY-LAWS; SEPARABILITY
    Section 11-1. Interpretation. All words, terms and provisions of these by-laws shall be interpreted and defined by and in accordance with the DGCL, and as amended from time to time hereafter. If any provision of these by-laws shall be inconsistent with any provision of the Certificate of Incorporation, the provision of the Certificate of Incorporation shall prevail. Where any provision of these by-laws refers to a rule or a process as set forth in these by-laws, the reference shall be construed to include and be satisfied by any rule or process on the same subject set forth in the Certificate of Incorporation.
    Section 11-2. Separability. The provisions of these by-laws are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

ARTICLE XII — DETERMINATIONS BY THE BOARD OF DIRECTORS
    Any determination involving interpretation or application of these by-laws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.